EXHIBIT 10.9

AMENDMENT NO. 2
To
The SCO Group
2000 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 2 to The SCO Group 2000 Employee Stock Purchase Plan (the “Amendment”) is executed by the undersigned, by and on behalf of The SCO Group, a Delaware corporation (the “Company”).

BACKGROUND

A.           The Company has adopted the 2000 Employee Stock Purchase Plan (the “2000 ESPP”) pursuant to which employees may purchase shares of Common Stock of the Company through participation in a payroll deduction-based employee stock purchase plan.  Capitalized terms used in the Amendment but not defined herein have the meaning set forth in the 2000 ESPP.

B.             The Board of Directors of the Company have adopted an Amendment No. 1 to the 2000 ESPP increasing the number of authorized shares of Common Stock subject to the 2000 ESPP from 500,000 to 2,000,000. Amendment No. 1 to the 2000 ESPP requires stockholder approval which will be sought at the annual stockholder meeting in April 2001.

C.             In connection with the proposed acquisition of the Server and Professional Services divisions of The Santa Cruz Operation, the Company now desires to amend the 2000 ESPP to make certain changes to accommodate the increased number of employees of the Company.

AMENDMENT

NOW, THEREFORE, the 2000 ESPP is hereby amended as follows:

1.               Change of Purchase Intervals. Effective as of the close of the first Purchase Interval that ends in calendar year 2001, the second sentence of Section IV.C of the 2000 ESPP is revised to read as follows:

“A short Purchase Interval shall run from the first business day in May 2001 to the last business day in May 2001, and thereafter Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.”

2.               Change in Number of Purchasable Shares. Effective as of the close of the first Purchase Interval that ends in calendar year 2001, the last two sentences of Section VII.D of the 2000 ESPP are amended to read as follows:

“However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand (1,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date under the Plan and the International Plan shall not exceed Three Hundred Fifty Thousand (350,000) shares (or such other number designated by the Plan Administrator), subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.”

3.               Definition of Semi-Annual Entry Date. The Appendix, Definition S is hereby amended to read:

“Semi-Annual Entry Date shall mean the first business day in June and December each year on which an Eligible Employee may first enter an offering period.”

4.               Ratification. Except as specifically modified by the Amendment, the 2000 ESPP is hereby ratified and reaffirmed by the Company.

5.               Effectiveness. The Amendment shall be effective as of the close of the first Purchase Interval that ends in calendar year 2001.

The undersigned, who is duly elected Secretary of the Company, hereby certifies that the Board of Directors of the Company approved the Amendment at a duly convened meeting of the Board of Directors on May 4, 2001.

The SCO Group, a Delaware corporation

By:	/s/ J. HARRISON COLTER
J. Harrison Colter, its Corporate Secretary